Zumiez Inc. Announces Fiscal 2015 First Quarter Results

LYNNWOOD, WA -- (Marketwired - June 04, 2015) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the first quarter ended May 2, 2015.

Total net sales for the first quarter ended May 2, 2015 (13 weeks) increased 9.0% to $177.6 million from $162.9 million in the first quarter ended May 3, 2014 (13 weeks). Comparable sales for the thirteen weeks ended May 2, 2015 increased 3.0% compared to a comparable sales increase of 1.8% in the first quarter of 2014. Net income in the first quarter of fiscal 2015 was $2.8 million, or $0.09 per diluted share, compared to net income of $2.5 million, or $0.09 per diluted share, in the first quarter of the prior fiscal year. The results for the first quarter of 2015 include costs of approximately $1.1 million, or $0.03 per diluted share, for charges associated with the acquisition of Blue Tomato, and the results for the first quarter of 2014 include approximately $0.6 million, or $0.01 per diluted share, for charges associated with the acquisition of Blue Tomato.

At May 2, 2015, the Company's cash and current marketable securities increased 40.0% to $150.9 million compared to cash and current marketable securities of $107.8 million at May 3, 2014. The increase in cash and current marketable securities is a result of cash generated through operations, partially offset by capital expenditures.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We delivered first quarter results that were in-line with our expectations. While the pace of our domestic business slowed more than anticipated in April, this was offset by strong sales gains in Europe where growth momentum continues. Overall, we remain confident that our omnichannel strategy, authentic lifestyle positioning, and commitment to customer service provide us with strong competitive advantages that will deliver increased profitability and greater shareholder value over the long-term."

May 2015 Sales

Total net sales for the four-week period ended May 30, 2015 increased 4.1% to $51.5 million, compared to $49.5 million for the four-week period ended May 31, 2014. The Company's comparable sales decreased 2.2% for the four-week period ended May 30, 2015 compared to a comparable sales increase of 3.6% for the four-week period ended May 31, 2014.

Fiscal 2015 Second Quarter Outlook

The Company is introducing guidance for the three months ending August 1, 2015. Net sales are projected to be in the range of $179 to $183 million resulting in net income per diluted share of approximately $0.12 to $0.15, which includes an estimated $0.4 million, or approximately $0.01 per diluted share, for charges associated with the acquisition of Blue Tomato. This guidance is based on an anticipated comparable sales decrease in the (5%) to (3%) range for the second quarter of fiscal 2015. The Company currently intends to open approximately 57 new stores in fiscal 2015, including up to 7 stores in Canada and 6 stores in Europe.

A conference call will be held today to discuss first quarter fiscal 2015 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617) 399-5135 followed by the conference identification code of 40996399.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of May 30, 2015 we operated 627 stores, including 567 in the United States, 38 in Canada, and 22 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-K for the year ended February 1, 2014 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                (Unaudited)

                                             Three Months Ended
                                 ------------------------------------------

                                               % of                  % of
                                 May 2, 2015   Sales   May 3, 2014   Sales
                                 ----------- --------  ----------- --------
Net sales                        $   177,610    100.0% $   162,932    100.0%
Cost of goods sold                   121,075     68.2%     112,399     69.0%
                                 ----------- --------  ----------- --------
Gross profit                          56,535     31.8%      50,533     31.0%

Selling, general and
 administrative expenses              52,409     29.5%      46,820     28.7%
                                 ----------- --------  ----------- --------
Operating profit                       4,126      2.3%       3,713      2.3%

Interest income, net                     205      0.1%         182      0.1%
Other income, net                        115      0.1%          86      0.0%
                                 ----------- --------  ----------- --------
Earnings before income taxes           4,446      2.5%       3,981      2.4%

Provision for income taxes             1,676      0.9%       1,485      0.9%
                                 ----------- --------  ----------- --------

Net income                       $     2,770      1.6% $     2,496      1.5%
                                 =========== ========  =========== ========

Basic earnings per share         $      0.10           $      0.09
                                 ===========           ===========

Diluted earnings per share       $      0.09           $      0.09
                                 ===========           ===========

Weighted average shares used in
 computation of earnings per
 share:
  Basic                               29,141                28,861

  Diluted                             29,486                29,213

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                          May 2,    January 31,     May 3,
                                           2015         2015         2014
                                       -----------  -----------  -----------
                Assets                 (Unaudited)               (Unaudited)
Current assets
Cash and cash equivalents              $    11,806  $    20,862  $    21,079
Marketable securities                      139,048      133,782       86,682
Receivables                                 14,401       12,653       11,478
Inventories                                104,091       93,850       97,608
Prepaid expenses and other                  11,117       11,651        9,874
Deferred tax assets                          7,532        6,965        6,163
                                       -----------  -----------  -----------
  Total current assets                     287,995      279,763      232,884

Fixed assets, net                          140,320      135,642      131,577
Goodwill                                    55,478       55,852       65,432
Intangible assets, net                      12,460       13,062       17,803
Long-term other assets                       9,294        9,386        6,759
                                       -----------  -----------  -----------
  Total long-term assets                   217,552      213,942      221,571

  Total assets                         $   505,547  $   493,705  $   454,455
                                       ===========  ===========  ===========

 Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                 $    39,525  $    32,094  $    42,989
Accrued payroll and payroll taxes            9,168       13,047        8,070
Income taxes payable                           732        4,651        2,324
Deferred rent and tenant allowances          7,448        7,083        6,574
Other liabilities                           29,276       24,572       20,471
                                       -----------  -----------  -----------
  Total current liabilities                 86,149       81,447       80,428

Long-term deferred rent and tenant
 allowances                                 44,761       42,553       41,995
Long-term deferred tax liabilities           4,542        5,738        3,871
Long-term debt and other liabilities         5,669        4,443        4,022
                                       -----------  -----------  -----------
  Total long-term liabilities               54,972       52,734       49,888

                                       -----------  -----------  -----------
  Total liabilities                        141,121      134,181      130,316
                                       -----------  -----------  -----------

Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                    --           --           --
Common stock, no par value, 50,000
 shares authorized; 29,535 shares
 issued and outstanding at May 2,
 2015, and 29,418 shares issued and
 outstanding at January 31, 2015           131,715      129,094      116,111
Accumulated other comprehensive income     (11,767)     (11,278)       7,011
Retained earnings                          244,478      241,708      201,017
                                       -----------  -----------  -----------
  Total shareholders' equity               364,426      359,524      324,139
                                       -----------  -----------  -----------

  Total liabilities and shareholders'
   equity                              $   505,547  $   493,705  $   454,455
                                       ===========  ===========  ===========

                                ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                (Unaudited)

                                                      Three Months Ended
                                                   ------------------------
                                                   May 2, 2015  May 3, 2014
                                                   -----------  -----------
Cash flows from operating activities:
Net income                                         $     2,770  $     2,496
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion                 7,797        7,009
Deferred taxes                                            (622)      (1,869)
Stock-based compensation expense                         1,572          948
Excess tax benefit from stock-based compensation          (689)          62
Other                                                      (76)         (26)
  Changes in operating assets and liabilities:
    Receivables                                         (1,617)      (1,115)
    Inventories                                        (10,187)     (10,011)
    Prepaid expenses and other                             605       (2,480)
    Trade accounts payable                               7,726       24,635
    Accrued payroll and payroll taxes                   (3,891)      (2,543)
    Income taxes payable                                (3,355)      (2,448)
    Deferred rent and tenant allowances                  2,444        4,374
    Other liabilities                                     (789)      (2,462)
                                                   -----------  -----------
Net cash provided by operating activities                1,688       16,570
                                                   -----------  -----------

Cash flows from investing activities:
Additions to fixed assets                               (8,818)      (6,781)
Purchases of marketable securities and other
 investments                                           (35,037)     (11,714)
Sales and maturities of marketable securities and
 other investments                                      29,074       22,100
                                                   -----------  -----------
Net cash (used in) provided by investing
 activities                                            (14,781)       3,605
                                                   -----------  -----------

Cash flows from financing activities:
Proceeds from revolving credit facilities                4,310          634
Payments on long-term debt and revolving credit
 facilities                                             (1,271)         (81)
Repurchase of common stock                                   -      (19,553)
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments             367          242
Excess tax benefit (loss) from stock-based
 compensation                                              689          (62)
                                                   -----------  -----------
Net cash provided by (used in) financing
 activities                                              4,095      (18,820)
                                                   -----------  -----------

Effect of exchange rate changes on cash and cash
 equivalents                                               (58)          90

Net (decrease) increase in cash and cash
 equivalents                                            (9,056)       1,445
  Cash and cash equivalents, beginning of period        20,862       19,634
                                                   -----------  -----------
  Cash and cash equivalents, end of period         $    11,806  $    21,079
                                                   ===========  ===========

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes,
   net of refunds                                  $     5,667  $     5,783
  Accrual for purchases of fixed assets                  4,489        4,480

Company Contact:
Brian Leith
Director of Finance & Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200